Exhibit 16.1

April 8, 2013

U.S. Securities & Exchange Commission
Office of the Chief Accountant
100 F Street, NE Washington, DC 20549

Ladies and Gentlemen:

We have read the statements included under Item 4.01 in the Form 8-K filing dated April 8, 2013 of Be Active Holdings, Inc. (the “Company”) to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal.

Very truly yours,

/s/ CORNICK, GARBER & SANDLER LLP
CORNICK, GARBER & SANDLER LLP
New York, NY
April 8, 2013